                                                                 EXHIBIT 4.14


                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 12, 1997, by and among TransTexas Gas Corporation, a Delaware corporation (the "Registrant" or "TransTexas"), Firstar Bank of Minnesota, N.A. (the "Trustee"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), and TransAmerican Refining Corporation ("TARC").

         WHEREAS, prior to the Share Repurchase Program (as defined below), TEC owned 43,700,000 shares of Common Stock, $0.01 par value of TransTexas (the "TEC Shares"); and

         WHEREAS, prior to the Share Repurchase Program, TARC owned 10,450,000 shares of Common Stock, $0.01 par value of TransTexas (the "TARC Shares" and together with the TEC Shares the "Shares"); and

         WHEREAS, TEC has issued its 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002 (the "Notes") pursuant to a private placement; and

         WHEREAS, TARC and TEC have entered into that certain Loan Agreement dated as of June 13, 1997 (the "TARC Intercompany Loan Agreement"); and

         WHEREAS, TARC has pledged the TARC Shares as security under the TARC Intercompany Loan Agreement pursuant to that certain Security and Pledge Agreement, dated as of June 13, 1997 (the "TARC Pledge"), by TARC in favor of TEC; and

         WHEREAS, TEC has pledged the TEC Shares and its interest in the TARC Pledge as security for the Notes pursuant to that certain Security and Pledge Agreement, dated as of June 13, 1997 (the "TEC Pledge" and together with the TARC Pledge, the "Pledge Agreements"), by TEC in favor of the Trustee; and

         WHEREAS, TransTexas has agreed to register the Shares outstanding after giving effect to the consummation of the Share Repurchase Program;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound, the parties agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture (defined below). As used in this Agreement, the following terms shall have the meanings set forth below:

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.
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         "Indenture" shall mean that certain Indenture dated as of June 13,
1997 by and among TEC and the Trustee.

         "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         "Registrable Securities" shall mean the Shares outstanding and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Shareholders of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) they shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Registrant; (iv) they shall have been purchased by the Registrant in connection with the Share Repurchase Program; (v) they shall have been released from pledge pursuant to the terms of the relevant Pledge Agreement; or (vi) they shall have ceased to be outstanding.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E to the Bylaws of the NASD, and of counsel to such qualified independent underwriter); (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses;
(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4(h) hereof; (v) the fees and disbursements of counsel for the Registrant and of its independent accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; (vi) the fees and disbursements of counsel selected pursuant to
Section 4(e) and Section 8 hereof by the Shareholders being registered to represent such Shareholders in connection with each such registration; (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities; and (viii) other reasonable out-of-pocket expenses of the Shareholders (provided that such expenses shall not include expenses of counsel other than those provided for in clause (vi) above).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.





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         "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange
Act.

         "Shareholder" shall mean TEC, TARC or any transferee (other than the Registrant) of Registrable Securities, or, following any foreclosure on the Shares by the Trustee, the Trustee.

         "Share Repurchase Program" shall mean the stock repurchase program contemplated by the Indenture.

         "Shelf Registration" shall have the meaning given to such term in
Section 2(a).

         "Shelf Registration Statement" shall have the meaning given to such term in Section 2(a).

         2.      Shelf Registration.

                 (a) The Registrant shall prepare and, by October 15, 1997 file with the SEC a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of all or a portion of the Registrable Securities by or for the benefit of the Shareholders under the circumstances contemplated by the Indenture and the Pledge Agreements, from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and Rule 415 under the Securities Act (hereafter, the "Shelf Registration").

                 (b) The Registrant shall use its best efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable (but in no event later than 120 days from the date of this Agreement) and to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be usable by the Trustee for a period ending on the date on which all Shares pledged pursuant to the Pledge Agreements are released from such pledges, provided, however, that the Registrant shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes an action that would result in Holders of Registrable Securities not being able to offer and sell Registrable Securities during that period using the prospectus included in such Shelf Registration Statement, unless such action is required by applicable law (including, but not limited to, reasonable periods necessary to prepare appropriate disclosure); and provided further, that the foregoing proviso shall not apply to actions taken (or contemplated to be taken) by the Registrant in good faith and for business reasons, including without limitation the acquisition or divestiture of assets or the offering or sale of securities, so long as the Registrant promptly thereafter complies with the requirements of Section 4(g) hereof, if applicable.

                 (c) Notwithstanding any other provision of this Agreement to the contrary, the Registrant shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement, amendment or supplement,
(i) to comply in all material respects with the applicable requirements





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
of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than statements or omissions made in reliance upon and in conformity with information furnished to the Registrant in writing by any seller of the Registrable Securities expressly for use in such Shelf Registration Statement and the related prospectus and any amendment or supplement thereto.

                 (d) Expenses. The Shareholders will pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Section 2 pro rata (in relation to the number of shares registered).

                 (e) Selection of Underwriters. If a registration pursuant to this Section 2 involves an underwritten offering, the Shareholders shall have the right to select the investment banker or bankers and managers to administer the offering, reasonably acceptable to Registrant.

         3.      Incidental Registrations.

                 (a) Right To Include Registrable Securities. In the event no Shelf Registration is effective pursuant to Section 2 hereof, if the Registrant proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar forms solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation), whether or not for sale for its own account, the Registrant will at each such time, give prompt written notice to the Shareholders of its intention to do so and of the Shareholders' rights under this Section 3. Upon the written request of any Shareholder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of pursuant to this Section 3), the Registrant will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Registrant has been so requested to register by a Shareholder, to the extent necessary to permit the disposition of the Registrable Securities to be so registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Registrant shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Registrant may, at its election, give written notice of such determination to the Shareholders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) if such registration involves an underwritten offering of securities of the same class as the Registrable Securities to be included in such registration, all Registrable Securities requested by a Shareholder to be included in such registration must be sold to the underwriters selected by the Registrant on the same terms and conditions as apply to the Registrant with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 3(a) involves an underwritten public offering, the Shareholders may elect, in writing prior to the effective date of the registration statement filed in connection





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with such registration, not to register such securities in connection with such registration and shall have no liability with respect to any such withdrawal.

                 (b) Expenses. If any Shareholder's Registrable Securities are being registered, such Shareholder will pay a pro rata portion (in relation to the number of shares of such Shareholder registered) of the Registration Expenses in connection with the registration of Registrable Securities pursuant to this Section 3.

                 (c) Priority in Incidental Registrations. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Registrant in writing that, in its opinion, the number and kind of securities requested to be included in such registration exceeds the number and kind that can be sold in such offering, so as to be likely to have a material adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Registrant (other than the Registrable Securities), then the Registrant will include in such registration (i) all of the number and kind of securities the Registrant proposes to sell, then (ii) all of the number and kind of securities the Registrant is required to include in such registration pursuant to a demand registration right, subject to the terms of the agreement creating such demand registration right, and then (iii) the number of shares of Registrable Securities requested to be registered pursuant to this Section 3, together with the number of shares of Registrable Securities otherwise requested to be registered pursuant to similar "piggyback" registration rights (subject to the terms of the agreement creating such rights), reduced pro rata to a number of shares of Securities which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above.

         4. Registration Procedures. In connection with a Shelf Registration contemplated by Section 2 hereof the following provisions shall apply:

                 (a) The Registrant shall furnish to the Shareholders, prior to the filing thereof with the SEC, a copy of the Shelf Registration Statement (hereinafter referred to in this Section 4 and in Section 5 hereof as a "Registration Statement"), and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Shareholders reasonably may propose.

                 (b)      The Registrant shall notify the Shareholders:

                               (i) when the Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                              (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;





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
                             (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose;

                              (iv) of the receipt by the SEC of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                               (v) of the happening of any event that requires the Registrant to make changes in the Registration Statement or the prospectus so that such Registration Statement or prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

                 (c) The Registrant shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

                 (d) The Registrant shall deliver to each Shareholder as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Registrant consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each Shareholder, in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in such Registration Statement.

                 (e) Prior to any public offering of the Registrable Securities pursuant to the Registration Statement, the Registrant shall register or qualify or cooperate with the Shareholders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Shareholders may reasonably request in writing and shall do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Registrant shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                 (f) The Registrant shall cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold in the Shelf Registration free of any restrictive legends and in such denominations and registered in such





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
names as the Shareholders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.

                 (g)      Upon the occurrence of any event contemplated by
Section 4(b)(v) above, the Registrant shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (h) Not later than the effective date of the Registration Statement, the Registrant will provide a CUSIP number for the Registrable Securities, take such steps as are required to have the Registrable Securities listed on the same national securities exchange or included for quotation in the Nasdaq National Market as is the case for the class of Registrant's securities of which the Registrable Securities are a part (or to provide for such listing or inclusion as the Shareholders reasonably request if such class is not then listed or included), and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or arrange for full F.A.S.T. settlement of the Registrable Securities with the Depositary Trust Company, as applicable

                 (i) The Registrant will use its best efforts to comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Registration Statement and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Registrant's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                 (j) The Registrant may require each Shareholder to furnish to the Registrant such information regarding the Shareholder and the distribution of the Registrable Securities as the Registrant may from time to time reasonably require for inclusion in the Registration Statement.

                 (k) The Shareholders, provided that the Registrant shall not be required to indemnify any underwriter for misstatements or omissions in a registration statement relating to information provided by the Shareholders, shall enter into such customary agreements (including, if requested, an underwriting agreement, in a form customary for similar transactions, which shall include customary cross-indemnification provisions between the Registrant and any underwriters) and take all such other action, if any, as may reasonably be requested by the Shareholders in order to facilitate the disposition of the Registrable Securities pursuant to the Registration Statement.





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                 (l)      The Registrant shall (i) make reasonably available
for inspection by the Shareholders, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by either Shareholder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Registrant and (ii) cause the Registrant's officers, directors and employees to supply all relevant information reasonably requested by the Shareholders, any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

                 (m) The Registrant, if requested by a Shareholder, shall cause its counsel to deliver to such Shareholders a signed opinion in customary form relating to the Registrant and the Registrable Securities, cause its officers to execute and deliver all customary documents and certificates requested by any such Shareholder or any underwriters of the Registrable Securities and cause its independent public accountants to provide to such Shareholder and any underwriter therefor a comfort letter in customary form.

         5. Indemnification. (a) Each Shareholder, severally and not jointly, shall indemnify and hold harmless the Registrant and each director, officer, employee or agent of the Registrant from and against any loss, claim, damage or liability or any action in respect thereof, to which the Registrant or any such director, officer, employee or agent may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registration Statement, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of such Shareholder specifically for inclusion therein, and shall reimburse the Registrant for any legal and other expenses reasonably incurred by the Registrant or any such director, officer, employee or agent in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, notwithstanding that payment for such expenses might later be held to be improper. The foregoing indemnity agreement is in addition to any liability which such Shareholder may otherwise have to the Registrant or any of its directors, officers, employees or agents.

                 (b) Registrant shall indemnify and hold harmless each Shareholder (other than TEC or any other Related Person) and each director, officer, employee or agent of each Shareholder (other than a Related Person) (each such director, officer, employee and agent are referred to collectively as the "Affiliated Parties") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Registrable Securities), to which any Shareholder or Affiliated Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue





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statement or alleged untrue statement of a material fact contained in any
Registration Statement or prospectus contained therein or any amendment or supplement thereto or in any preliminary prospectus relating to the Registration Statement, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Shareholder and each Affiliated Party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Registrant shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registration Statement in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of such Shareholder specifically for inclusion therein; and provided, further, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the prospectus if the untrue statement or omission or alleged untrue statement or omission was corrected in an amendment or supplement to the prospectus, the amendment or supplement was delivered on a timely basis to the Shareholder or Affiliated Party and the loss, liability, claim, damage or expense could have been avoided but for the failure by the Shareholder or Affiliated Party to deliver the amendment or supplement.

                 (c) Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action (including, without limitation, any governmental investigation or inquiry), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, including any claim for contribution, notify the indemnifying party in writing of the claim or the commencement of the action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 5 unless the indemnifying party shall have been materially prejudiced by the failure to give such notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or, action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ counsel to represent such indemnified party if, in such indemnified party's reasonable judgment, there are one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together





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
with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of such claim, action or proceeding effected without its written consent, but, if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the indemnifying party has contested such obligation and provides reasonable assurances that such payment can be made upon resolution of such dispute. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action.

                 (d) The agreements contained in this Section 5 shall survive the sale of Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         6. Rule 144. The Registrant covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Registrant is not required to file such reports, it will, upon the request of either Shareholder, make publicly available such information), and it will take such further action as either Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of a Shareholder, the Registrant will deliver to such Shareholder a written statement as to whether it has complied with such requirements. The Registrant will pay all expenses in connection with the Registrant's compliance with this Section 6.

         7. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Sections 2 or 3 hereof, the Shareholders may select one counsel to represent the Shareholders of Registrable Securities covered by such registration.





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
         8. Third Party Beneficiary. The parties hereto expressly agree that the Trustee shall be a third party beneficiary of this Agreement and may enforce all obligations under this Agreement of any party to this Agreement, including, without limitation, the obligations of the Registrant under Sections 2 and 3 and the obligations of the Shareholders under Sections 2(d) and 3(b). In addition, the Trustee may compel any party to enforce such party's rights under this Agreement.

         9. Notice of Default. Upon the occurrence of any breach of or default under this Agreement by the Registrant, the Registrant shall within ten days thereafter give written notice of such default to the Shareholders and to the Trustee as provided in Section 10(e) of this Agreement.

         10.     Miscellaneous.

                 (a) Holdback Agreement. If any registration shall be in connection with an underwritten public offering, each Shareholder agrees not to effect any public sale or distribution (but excluding any sale pursuant to Rule 144 under the Securities Act), of any equity securities of the Registrant, or of any security convertible into or exchangeable or exercisable for any equity security of the Registrant (in each case, other than as part of such underwritten public offering), within 15 days before or 90 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration (except as part of such registration), and the Registrant hereby also so agrees and agrees to request and make good faith efforts to persuade each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Registrant purchased from the Registrant (at any time other than in a public offering) to so agree.

                 (b) Specific Performance. If this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by the parties hereto or by the Trustee by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement. The Registrant shall pay on demand all reasonable expenses, including legal expenses, incurred by the Trustee in enforcing the obligations of any party under this Agreement or compelling any party to enforce its rights hereunder.

                 (c) Amendments and Waivers. This Agreement may be amended and the Registrant may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Registrant shall have obtained the written consent to such amendment, action or omission to act, of the Trustee and of the Holders of a majority of the Registrable Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 10(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

                 (d) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                 (e) Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and personally delivered, mailed, telegraphed, telexed, telecopied or cabled.

                      (i)         if to any Shareholder:

                                  at its address in the Registrant's
                                  stock register

                      (ii)        if to the Registrant to:

                                  TransTexas Gas Corporation
                                  1300 North Sam Houston Parkway East, Suite 310 Houston, Texas 77032
                                  Attention:       Mr. Ed Donahue

                                  with a copy to:

                                  Gardere & Wynne, L.L.P.
                                  1601 Elm Street, Suite 3000
                                  Dallas, Texas 75201
                                  Attention:       Bob Butterfield, Esq.

                    (iii)         if to the Trustee to:

                                  Firstar Bank of Minnesota, N.A.
                                  101 East Fifth Street, 12th Floor
                                  St. Paul Minnesota 55101-1860
                                  Attention:       Mr. Frank Leslie

                 All such notices and communications shall, when mailed or personally delivered, be effective upon receipt, or when telegraphed, telexed, telecopied, or cabled, be effective upon confirmation of receipt by addressee or when sent by overnight courier, be effective one day after delivery to such courier.

                 (f) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                 (g) Severability. If any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                 (h) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 (i) Governing Law. The laws of the State of Texas shall govern the validity or enforceability and the interpretation or construction of all provisions of this Agreement and all issues hereunder.

         IN WITNESS WHEREOF, each of the undersigned has caused this Registration Rights Agreement to be executed on its behalf as of the date first written above.

                                  TRANSTEXAS GAS CORPORATION


                                  By: /s/ Ed Donahue
                                     ---------------
                                     Ed Donahue, Chief Financial Officer
                                     and Secretary



                                  TRANSAMERICAN ENERGY CORPORATION


                                  By: /s/ Ed Donahue
                                     ---------------
                                     Ed Donahue, Vice President
                                     and Secretary


                                  TRANSAMERICAN REFINING CORPORATION


                                  By: /s/ Ed Donahue
                                     ---------------
                                     Ed Donahue, Vice President
                                     and Secretary


                                  FIRSTSTAR BANK OF MINNESOTA


                                  By: /s/ Frank P. Leslie III
                                     ------------------------
                                  Name:  Frank P. Leslie, III
                                  Title: Vice President